Exhibit 5.1

Consent of Independent Auditor

We hereby consent to the inclusion in this registration statement on Form F-10 of Triple Flag Precious Metals Corp. of our report dated February 22, 2022 relating to the consolidated financial statements of Triple Flag Precious Metals Corp., which appears in this Form F-10. We also consent to the reference to us under the heading Auditors, Transfer Agents and Registrar in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario

Canada

August 17, 2022